Exhibit 5

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202-4497

Phone: (414) 277-5000

www.quarles.com

December 10, 2018

Snap-on Incorporated

2801 80th Street

Kenosha, Wisconsin 53143

Ladies and Gentlemen:

We are providing this opinion as outside counsel to Snap-on Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance by the Company from time to time of an indeterminate amount of the following securities (collectively, the “Securities”): (i) shares of its common stock, $1.00 par value (the “Common Stock”); (ii) debt securities (the “Debt Securities”) to be issued under the Indenture, dated as of January 8, 2007 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”); (iii) warrants to purchase Debt Securities (the “Debt Warrants”); (iv) shares of its preferred stock, par value $1.00 per share (the “Preferred Stock”); (v) warrants to purchase shares of Preferred Stock (the “Preferred Warrants”); (vi) warrants to purchase shares of Common Stock (the “Common Warrants”) (the Debt Warrants, Preferred Warrants and Common Warrants are collectively referred to as the “Warrants”); and (vii) units consisting of any combination of two or more of the Securities discussed above (the “Units”). The Securities may be issued and sold by the Company from time to time as set forth in the Registration Statement and the Prospectus, and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

Certain terms of the Securities to be issued and sold by the Company from time to time will be established by appropriate action taken by the Board of Directors of the Company or an authorized committee thereof (the “Board”) or an individual (or individuals) that has (or have) been authorized by the Board to take such action as part of the corporate action taken or to be taken relating to the issuance of those Securities.

We have examined: (i) the Registration Statement; (ii) the Company’s Restated Certificate of Incorporation, as amended through April 25, 2013, and the Company’s Bylaws, as amended and restated as of April 26, 2018; (iii) the corporate proceedings of the Company to authorize the filing of the Registration Statement; (iv) the Indenture; and (v) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of state officials.

In our examination, we assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws; (iv) any supplemental indenture relating to a series of Debt Securities to be issued thereunder will be duly authorized, executed and delivered by the parties thereto; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any supplemental indenture to the Indenture if the Form T-1 being filed as an exhibit to the Registration Statement will not be sufficient; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock and Preferred Stock offered, there will be sufficient shares of Common Stock and Preferred Stock authorized under the Company’s Restated Certificate of Incorporation and not otherwise reserved for issuance.

Snap-on Incorporated

December 10, 2018

Based on the foregoing, we are of the opinion that:

1. The Company is a corporation in good standing under the laws of the State of Delaware.

2. When the terms of the issuance and sale of the shares of Common Stock by the Company have been duly authorized and approved by the Board, and any other necessary corporate action on the part of the Company has been taken in connection therewith, and such shares of Common Stock have been issued and delivered against consideration therefor in an amount not less than the par value thereof, and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. The Indenture is, and any supplemental indenture, when duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, will be, a valid and binding agreement, and upon completion of any corporate proceedings and the authentication, sale and delivery of the Debt Securities, the Debt Securities issued thereunder, and any Securities into which such Debt Securities may be convertible, will be legal, valid and binding obligations of the Company, and such Debt Securities will be entitled to the benefits of such Indenture, including such terms as are established pursuant to the corporate proceedings, in accordance with the respective terms thereof.

4. Upon the authorization of issuance of the Preferred Stock by the Board, including the approval and establishment of the terms of the particular series, the filing of the Certificate of Designation setting forth the terms of the particular series with the State of Delaware and the execution, authentication, issuance and delivery of the Preferred Stock and payment, including the Company’s receipt of consideration in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable.

5. The Warrants, assuming the due authorization thereof, the completion of corporate proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable Prospectus Supplement and the due authorization of any Securities underlying the Warrants, when duly executed, delivered and countersigned in accordance with the warrant agreements, and when payment therefor is received, will be validly issued and entitled to the benefits provided by the warrant agreements.

6. The Units, assuming the due authorization and approval thereof, the completion of corporate proceedings with respect thereto, the consistency of the terms thereof with the description of the Units contained in the Registration Statement and any applicable Prospectus Supplement and the due authorization of any Securities underlying the Units, when duly executed, issued and delivered and countersigned in accordance with the applicable unit agreement, and when payment therefor is received, will be validly issued and legally binding obligations of the Company (to the extent the Units represent a separate obligation of the Company), and entitled to the benefits provided by the applicable unit agreement.

7. The 519,451 shares of Common Stock that may be issued and sold pursuant to the Company’s Franchisee Stock Purchase Plan (the “Plan”) to be the subject of a Prospectus Supplement to be filed by the Company have been duly authorized and, when paid for in accordance with the provisions of the Plan, including the Company’s receipt of consideration therefor in an amount not less than the par value thereof, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are subject to the qualification that the enforceability of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

This opinion is limited to the laws of the State of Wisconsin and the provisions of the Delaware General Corporation law, and we express no opinion herein as to the effect of any other laws. To the extent that laws other than those of the State of Wisconsin or the corporate law of the State of Delaware govern a particular document, we have rendered this opinion as if Wisconsin law governs such document.

Snap-on Incorporated

December 10, 2018

We consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus that is part of the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP